Filed Under Rule 424(b)(3), Registration Statement No. 333-46434
Pricing Supplement No. 7 dated August 26, 2002
To Prospectus Dated November 1, 2000 and Prospectus Supplement Dated May 30, 2002

						Interest Payment Frequency		1st Interest Payment Date	1st Interest Payment Amount
CUSIP Number	Principal Amount	Price to Public	Gross Concession	Net Proceeds	Interest Rate		Maturity Date			Survivor's Option	Ranking

69334WBA8	$5,785,000.00	100.000%	.625%	$5,748,843.75	5.200%	SEMI- ANNUAL	08/15/2005	02/15/2003	$23.98	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., First Union Securities, Merrill Lynch & Co., Prudential Securities, Salomon Smith Barney Inc., UBS PaineWebber, Wachovia Securities

						Interest Payment Frequency		1st Interest Payment Date	1st Interest Payment Amount
CUSIP Number	Principal Amount	Price to Public	Gross Concession	Net Proceeds	Interest Rate		Maturity Date			Survivor's Option	Ranking

69334WBB6	$2,754,000.00	100.000%	1.000%	$2,726,460.00	5.900%	SEMI- ANNUAL	08/15/2007	02/15/2003	$27.21	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., First Union Securities, Merrill Lynch & Co., Prudential Securities, Salomon Smith Barney Inc., UBS PaineWebber, Wachovia Securities

						Interest Payment Frequency		1st Interest Payment Date	1st Interest Payment Amount
CUSIP Number	Principal Amount	Price to Public	Gross Concession	Net Proceeds	Interest Rate		Maturity Date			Survivor's Option	Ranking

69334WBC4	$5,035,000.00	100.000%	1.200%	$4,974,580.00	6.800%	SEMI- ANNUAL	08/15/2009	02/15/2003	$31.36	YES	Senior Unsecured Notes

Redemption Information: Callable at 100.000% on 08/15/2004 and every interest payment date thereafter.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., First Union Securities, Merrill Lynch & Co., Prudential Securities, Salomon Smith Barney Inc., UBS PaineWebber, Wachovia Securities

The PHH Corporation InterNotes will be subject to redemption at the option of PHH Corporation, in whole on the Interest Payment Date occurring any time on or after 08/15/2004 at a redemption price equal to 100% of the principal amount of the PHH Corporation InterNotes, plus accrued interest thereon, if any, upon at least 30 days prior notice to the Noteholders and the Trustee, as described in the Prospectus.

						Interest Payment Frequency		1st Interest Payment Date	1st Interest Payment Amount
CUSIP Number	Principal Amount	Price to Public	Gross Concession	Net Proceeds	Interest Rate		Maturity Date			Survivor's Option	Ranking

69334WBD2	$16,579,000.00	100.000%	2.000%	$16,247,420.00	7.750%	SEMI- ANNUAL	08/15/2017	02/15/2003	$35.74	YES	Senior Unsecured Notes

Redemption Information: Callable at 100.000% on 08/15/2005 and every interest payment date thereafter.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., First Union Securities, Merrill Lynch & Co., Prudential Securities, Salomon Smith Barney Inc., UBS PaineWebber, Wachovia Securities

The PHH Corporation InterNotes will be subject to redemption at the option of PHH Corporation, in whole on the Interest Payment Date occurring any time on or after 08/15/2005 at a redemption price equal to 100% of the principal amount of the PHH Corporation InterNotes, plus accrued interest thereon, if any, upon at least 30 days prior notice to the Noteholders and the Trustee, as described in the Prospectus.

PHH Corporation 1 Campus Drive Parsippany, NJ 07054-0642
Trade Date: Monday, August 26, 2002 @12:00 PM ET
Settle Date: Thursday, August 29, 2002
Minimum Denomination/Increments:
$1,000/$1,000
Initial trades settle flat and clear SDFS:
DTC Book Entry only
DTC number: 0262 via BNY
	Clearing Services, LLC	PHH Corporation $500,000,000.00 InterNotes

If the maturity date or an interest payment date for any note is not a Business Day (as such term is defined in the Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.
InterNotes® is the trade mark of INCAPITAL, LLC. All rights reserved